JMAR Technologies Retains CEOcast As Its Investor Relations Firm

SAN DIEGO—(February 6, 2007)—JMAR Technologies, Inc. (OTCBB: JMAR), a leading developer of advanced laser, high-resolution imaging and photonics technologies, announced today that it has retained CEOcast, Inc. as its investor relations firm. In this role, CEOcast will lead a program designed to increase awareness of the Company among individual and institutional investors. CEOcast is a leading investor relations firm that specializes in helping micro-cap and small-cap growth companies expand their shareholder bases.

“Now is the perfect time to enhance our communications with the investment community,” said Neil Beer, CEO and president of JMAR. “Despite a nominal valuation, the Company has a robust portfolio of products and technologies, from the BioSentry™, currently installed in the EPA test center and recently purchased by the University of Arizona for research on the detection, and remediation of contamination events, to the nanolithography and nanoparticle thin-film coating systems now in development. These nanoscale products, coupled with the interest being expressed by potential customers, suggest that this is the ideal time for JMAR to expand its outreach to the investment community.”

About JMAR Technologies

JMAR Technologies is a leading innovator in the development of laser-based technology and x-ray processes for nano-scale imaging, analysis and fabrication. The Company is leveraging more than a decade of laser and photonics research to develop a portfolio of nanotechnology products with commercial applications in rapidly growing industries, while continuing to carry out research and development for the U.S. Government.

JMAR’s BioSentry™ product is a contamination warning system for waterborne microorganisms, using laser-based, multi-angle light scattering technology to provide continuous, on-line, real-time monitoring for harmful microorganisms. BioSentry™ is targeted toward a number of applications across multiple markets, including homeland security, the cruise ship and beverage industries, pharmaceutical companies, and municipal water utilities.

JMAR’s pursuit of leading edge products targets nanotechnology, bioscience and the semiconductor industries with its BriteLight™ laser, a stand-alone product as well as the x-ray light source in nanolithography systems; the X-ray Microscope for 3D visualization of single cells and polymers; and the X-ray NanoProbe for enabling nano-scale interaction, analysis and materials modification. In addition, JMAR employs key strategic alliances for the production of a hazardous materials chemical sensor, and the prototyping and production of a nanoparticle ultra-thin coating system.

Contact Information:

JMAR Technologies, Inc.	CEOcast, Inc.

Dennis Valentine Chief Financial Officer Phone: 858-946-6800	Andrew Hellman Investor Relations Phone: 212.732.4300

This news release contains certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the risk that the transition of the trading or quotation of our shares of common stock to the OTC Bulletin Board or to the “Pink Sheets” may have an adverse effect on the price or liquidity of our shares of common stock, including a possible decline in the number of market makers who are willing to make a market in our stock, and our ability to engage in certain financing transactions on terms as favorable as when the Company’s shares were traded on The Nasdaq Stock Market, the performance validation tests of the BioSentry Beta units are not successfully completed due to unforeseen issues with the installation and operation of the units outside of the controlled environment of JMAR’s facility, delays in completion of the X-ray Microscope and X-ray Nano Probe prototypes and transition to production units, the failure of the technology to perform as predicted, competition from alternative technologies, uncertainties as to the size of the markets, cost and margins for JMAR’s products, failure to obtain market acceptance, current or future government regulations affecting the use of JMAR’s products, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies and those risks detailed in the Company’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006 filed with the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.